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                                AMENDMENT NO. 1
                            TO EMPLOYMENT AGREEMENT



         Amendment No. 1 dated as of August 18, 1994 (the "Amendment") to the Employment Agreement referred to below between Axe-Houghton Associates, Inc. (the "Company") and Seth M. Lynn, Jr. ("Employee").


                              W I T N E S S E T H


         WHEREAS, the Company and Employee are parties to the Employment Agreement, dated April 8, 1993 (the "Employment Agreement") (unless otherwise defined herein, all capitalized terms used herein shall have the same meaning as set forth in the Employment Agreement);


         WHEREAS, the Company plans to hire certain additional employees from time to time (through acquisitions or otherwise) and wishes to make certain amendments to the Employment Agreement to exclude from the calculation of Bonus revenues generated by such parties consistent with the Purchase Agreement dated as of February 18, 1993 (the "Purchase Agreement") among Hoenig Group Inc. ("Hoenig"), the Company, and the Sellers (as defined below), as amended by Amendment No. 1 to the Purchase Agreement, dated as of August 18, 1994 among Hoenig, the Company and the Sellers (as defined below);


         NOW THEREFORE, the parties hereto hereby agree as follows:


                                   ARTICLE I
                                   AMENDMENT


         Section 1.01. Amendment of Employment Agreement. The Employment Agreement is hereby amended as follows:


         (a) Section 1(i) is hereby deleted and replaced in its entirety by the following:


                  (i) "Net Pre-tax Profits" means the amount, if any, determined in accordance with GAAP consistently applied from year to year, by which the Company's total revenues generated by the Included Accounts (but excluding revenues generated by the Excluded Accounts) exceed expenses incurred in the operation and conduct of the Company's business excluding all such expenses relating to the Excluded Accounts and Excluded Employees as determined in good faith by the Board of Directors of the Company, which expenses include but are not limited to rent (at Hoenig's cost per square foot), telephones, salaries, any amounts paid to Company employees upon termination of employment, consulting, solicitation or other fees paid to third parties, business travel and entertainment expenses, legal and professional fees incurred in connection with Company business, and any other direct expenses incurred by the Company; provided,


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         however, that the following expenses shall not be deducted from the
         Company's revenues when calculating the Earnout; (i) general corporate allocations or charges by Hoenig; (ii) interest paid on the Company Note referred to in Section 1.6 of the Purchase Agreement; (iii) any expenses reasonably incurred in the relocation of the Company's offices to Royal Executive Park, 4 International Drive, Rye Brook, New York of up to a maximum $100,000, including but not limited to any expenses incurred in the subletting of the Company's present premises located at 580 White Plains Road, Tarrytown, New York, and charges on service contracts incurred solely as a result of the relocation; (iv) the cost of any stock options granted to Company employees; (v) for each of the first two years following the Closing, marketing expenses of up to $500,000 provided such expenses are approved for reimbursement by Hoenig as provided in Section 1.5 of the Purchase Agreement; (vi) the incurrence of any indebtedness or contractual obligation which is outside the ordinary course of business and is in excess of $50,000; (vii) the compromise, settlement or other forgiveness of indebtedness owed to the Company which involves an amount in excess of $50,000; (viii) the guarantee or assumption of liability, contingent or otherwise, with respect to obligations of third parties which involves an amount in excess of $50,000; and (ix) interest paid on the Marketing Note referred to in Section 1.5(c)(i) of the Purchase Agreement.


         (b) Section 1 is hereby amended by adding the following after clause
(o):


                  (p) "Included Accounts" shall mean client accounts presently or hereafter managed by the Included Employees, except those client accounts managed using the Vortex Investment style.


                  (q) "Included Employees" shall mean the Sellers and such present and future employees hired by the Sellers and working with the Sellers on Included Accounts.


                  (r) "Excluded Accounts" shall mean client accounts presently or hereafter managed by employees other than the Included Employees.


                  (s) "Excluded Employees" shall mean present and future employees other than the Included Employees.


                  (t) "Sellers" shall mean Ellen W. Adnopoz, Lloyd Buchanan, Richard Franks, Robin N. Kerr, Seth M. Lynn, Jr., Porter H. Sutro and Robert A. Windsor, collectively.


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                                  ARTICLE II
                                 MISCELLANEOUS


         (a) The parties hereby agree that upon the commencement of employment of the Excluded Employees all responsibilities relating to client accounts managed using the Vortex investment style shall become the responsibility of the Excluded Employees.


         (b) Except for the matters specifically amended herein, the Employment Agreement shall remain and continue to be in full force and effect in accordance with its terms, and the Employment Agreement is hereby ratified, confirmed and acknowledged by each party thereto.


         (c) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.


         (d) This Amendment shall be governed by, and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws.


         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.


                                                   AXE-HOUGHTON ASSOCIATES, INC.


                                                   By: /s/ Richard Franks
                                                     -------------------------
                                                       Vice-President

                                                   Employee:



                                                   /s/ Seth M. Lynn, Jr.
                                                   -------------------------
                                                         Seth M. Lynn, Jr.



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